CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bigfoot Project Investments Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated  December  11,  2014,  with  respect  to  the  financial  statements  of     Bigfoot  Project Investments  Inc.  in  its  registration  statement  Form  S-1/A  relating  to  the  registration  of 30,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, Minnesota

March 30, 2016

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330